Exhibit 99.1

Media Contact: Steve Sabicer 714-907-6264 ssabicer@thesabicergroup.com

Investor Contact: Susan Morrison 858-366-6900 x7005 smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Retirement of CFO and Successor Appointment

San Diego, December 7, 2017 – Tandem Diabetes Care, Inc. (NASDAQ: TNDM) today announced the retirement of its executive vice president and chief financial officer (CFO), John Cajigas, effective December 31, 2017. Leigh Vosseller, who is currently serving as Tandem’s senior vice president of finance, will be promoted to CFO effective January 1, 2018.

“I want to thank John for his many contributions to Tandem over the past 10 years and wish him the best of luck in his future endeavors,” said Kim Blickenstaff, president and chief executive officer of Tandem Diabetes Care. “Leigh brings a passion for leading teams, delivering results, and providing financial stewardship and discipline that makes her ideally suited for this expanded role. With our positive sales momentum in the fourth quarter, and our anticipation of key business inflection points in 2018, we expect Leigh will play a pivotal role as we drive toward sustained profitable growth.”

Ms. Vosseller joined Tandem in September 2013 as vice president of finance. Prior to that time, she served as vice president and CFO at Genoptix, Inc. (a Novartis company) beginning in 2011, after initially joining the company in 2008. Prior to that she held a senior finance position at Biosite Incorporated where she played a key role in developing the financial and administrative infrastructure for international expansion. Ms. Vosseller is a certified public accountant (inactive) and holds a bachelor’s degree in accounting from Missouri State University.

Mr. Cajigas’ retirement is not related to any disagreement with, or inaccuracy or omission in, the Company’s accounting systems or financial reporting.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump, the only pump capable of remote feature updates using a personal computer, and the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Tandem Diabetes Care and t:flex are registered trademarks, and t:slim X2 and t:simulator are trademarks of Tandem Diabetes Care, Inc. Dexcom and Dexcom G5 are registered trademarks of Dexcom, Inc. All other trademarks are the property of their respective owners.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the Company’s sales momentum and future profitability. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve future profitability will be impacted by market acceptance of the Company’s new products and products under development by healthcare providers, third-party payors and people with diabetes; the potential that negative perceptions regarding the Company’s financial stability relative to that of its competitors, and its ability to sustain business operations on a long-term basis, may cause consumers to delay the purchase of its products or to purchase competitive products; the Company’s ability to receive required regulatory approvals and otherwise complete the transition of manufacturing operations to its new manufacturing facility when anticipated; and the potential that newer products that compete with the Company’s products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render its products obsolete or less desirable. Other risks and uncertainties are identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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